                                                                     Exhibit k.3


                          INTERMEDIATE MUNI FUND, INC.

                             BANKERS TRUST COMPANY,
                                as Auction Agent

                      ------------------------------------

                         FORM OF BROKER-DEALER AGREEMENT

                        dated as of [____________], 2002

                                   Relating to
                  Auction Rate Cumulative Preferred Shares, Series M

                                       of

                          INTERMEDIATE MUNI FUND, INC.

                      ------------------------------------

                           SALOMON SMITH BARNEY, INC.

     BROKER-DEALER AGREEMENT dated as of ____________, 2002 among INTERMEDIATE MUNI FUND, INC., a Maryland corporation (the "Company"), BANKERS TRUST COMPANY, a New York corporation (the "Auction Agent") (not in its individual capacity but solely as agent for the Fund pursuant to authority granted to it in the Auction Agency Agreement (as defined below)), and SALOMON SMITH BARNEY, INC. a New York corporation (together with its successors and assigns, "SSB").

     WHEREAS, the Company proposes to issue 1,600 shares of Auction Rate Cumulative Preferred Shares, Series M pursuant to its Articles of Incorporation and the Articles Supplementary (as defined below);

     WHEREAS, the Articles Supplementary will provide that, for each Subsequent Dividend Period of Preferred Shares then outstanding, the Applicable Rate for Preferred Shares for such Subsequent Dividend Period shall, under certain conditions, be equal to the rate per annum that results from an Auction for Outstanding Preferred Shares on the respective date therefor next preceding such Subsequent Dividend Period. The Board of Directors has adopted a resolution appointing Bankers Trust Company as Auction Agent for purposes of the Auction Procedures for Preferred Shares; and

     WHEREAS, the Auction Procedures require the participation of one or more Broker-Dealers for Preferred Shares.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company, the Auction Agent and SSB agree as follows:

1.   Definitions and Rules of Construction.
     --------------------------------------

     1.1. Terms Defined by Reference to the Articles Supplementary.
          ---------------------------------------------------------

          Capitalized terms not defined herein shall have the respective meanings specified in Parts I and II of the Articles Supplementary.

     1.2. Terms Defined Herein.
          ---------------------

          As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

          (a) "Articles Supplementary" shall mean the Articles Supplementary by which the Company's Board of Directors will classify 2,000 shares of authorized and unissued preferred stock, $.001 par value, and authorize the issuance of a series of such preferred stock designated Auction Rate Cumulative Preferred Stock, Series M, as such Articles Supplementary, attached hereto as Exhibit A, were filed by the Company on ____________, 2002 with the State Department of Assessments and Taxation of the State of Maryland, and as may be amended from time to time.

          (b) "Auction" shall have the meaning specified in Section 2.1 hereof.

          (c) "Auction Agency Agreement" shall mean the Auction Agency Agreement, dated as of ____________, 2002, between the Company and the Auction Agent relating to the Preferred Shares.

          (d) "Auction Procedures" shall mean the auction procedures constituting Part II of the Articles Supplementary as of the filing thereof.

          (e) "Authorized Officer" shall mean each Managing Director, Vice President, Assistant Vice President, and Associate of the Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to SBFM.

          (f) "Broker-Dealer" shall mean SSB and any other broker-dealer who signs a substantially similar agreement with the Auction Agent.

          (g) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

          (h) "Preferred Shares" shall mean the preferred stock, par value $.001 per share, of the Company designated as its "Auction Rate Cumulative Preferred Shares".

          (i) "SSB Officer" shall mean each officer or employee of SSB designated as a "SSB Officer" for purposes of this Agreement in a communication to the Auction Agent.

          (j) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit B.



     1.3. Rules of Construction.
          ----------------------

          Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

          (c) The words "hereof", "herein", "hereto", and other words of similar import refer to this Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New York City time.

2.   The Auction.
     ------------

     2.1. Purpose; Incorporation by Reference of Auction Procedures and
          -------------------------------------------------------------
          Settlement Procedures.
          ---------------------

          (a) The provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for any subsequent Dividend Period of Preferred Shares for which the Applicable Rate is to be determined by an Auction. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

          (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

          (c) SSB agrees to act as, and assumes the obligations of, and limitations and restrictions placed upon, a Broker-Dealer under this Agreement for Preferred Shares. SSB understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in the Auction Procedures may execute Broker-Dealer Agreements and participate as Broker-Dealers in Auctions.

     2.2. Preparation for Each Auction.
          ----------------------------

          (a) Not later than 9:30 A.M. on each Auction Date for Preferred Shares, the Auction Agent shall advise the Broker-Dealers for Preferred Shares by telephone of the Maximum Rate therefor and the Reference Rate(s) and Treasury Rate(s), as the case may be, used in determining such Maximum Rate.

          (b) In the event that any Auction Date shall be changed after the Auction Agent has given the notice referred to in clause (vi) of paragraph (a) of the Settlement Procedures, or after the notice referred to in Section 2.5(a) hereof, if applicable, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to SSB not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date. Thereafter, SSB shall promptly notify customers of SSB that SSB believes are Existing Holders of Preferred Shares of such change in the Auction Date.

          (c) The Auction Agent from time to time may request the Broker-Dealers to provide the Auction Agent with a list of their respective customers that such Broker-Dealers believe are Existing Holders of shares of Preferred Shares. SSB shall comply with any such request, and the Auction Agent shall keep confidential any such information so provided by SSB and shall not disclose any information so provided by SSB to any Person other than the Company and SSB.
The Auction Agent shall transmit any list of customers SSB believes are Existing Holders of Preferred Shares and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement and shall use its reasonable efforts to prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the

Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

          (d) SSB agrees to maintain a list of Potential Holders and to use its best efforts, subject to existing laws and regulations, to contact the Potential Holders on such list whom SSB believes may be interested in participating in such Auction on each Auction Date for the purposes set forth in the Auction Procedures. Nothing herein shall require SSB to submit an Order for any customer in any Auction.

          (e) The Auction Agent's registry of Existing Holders of shares of a series of Preferred Shares shall be conclusive and binding on SSB. SSB may inquire of the Auction Agent between 3:00 P.M. on the Business Day preceding an Auction for shares of Preferred Shares and 9:30 A.M. on the Auction Date for such Auction to ascertain the number of shares in respect of which the Auction Agent has determined SSB to be an Existing Holder. If SSB believes it is the Existing Holder of fewer shares than specified by the Auction Agent in response to SSB's inquiry, SSB may so inform the Auction Agent of that belief. SSB shall not, in its capacity as Existing Holder of shares, submit Orders in such Auction in respect of shares covering in the aggregate more than the number of shares specified by the Auction Agent in response to SSB's inquiry.

     2.3. Auction Schedule; Method of Submission of Orders; Solicitation of
          -----------------------------------------------------------------
          Potential Holders.
          -----------------

          (a) The Auction Agent shall conduct Auctions for shares of Preferred Shares in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Company, which consent shall not be unreasonably withheld or delayed. The Auction Agent shall give written notice of any such change to each Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which such change shall be effective.

         Time                                   Event
         ----                                   -----

By 9:30 A.M.               Auction Agent advises the Company and the
                           Broker-Dealers of the applicable Maximum Rate and the Reference Rate(s) and Treasury Rate(s), as the case may be, used in determining such Maximum Rate as set forth in Section 2.2(a) hereof.

         Time                                   Event
         ----                                   -----

9:30 A.M. - 1:00 P.M.      Auction Agent assembles information communicated to
                           it by Broker-Dealers as provided in Section 4(a) of the Auction Procedures. Submission Deadline is 1:00
                           P.M.

Not earlier than           Auction Agent makes determinations pursuant to
1:00 P.M.                  Section 5(a) of the Auction Procedures.

By approximately           Auction Agent advises Company of results of the
3:00 P.M.                  Auction as provided in Section 3(b) of the Auction
                           Procedures. Submitted Bids and Submitted Sell Orders are accepted and rejected and shares of Preferred
                           Shares allocated as provided in Section 4 of the Auction Procedures. Auction Agent gives notice of Auction results as set forth in Section (a) of the Settlement Procedures.

          (b) SSB agrees to maintain a list of Potential Holders and to contact the Potential Holders on such list on each Auction Date for the purposes set forth in paragraph 2(b) of the Auction Procedures. The Auction Agent shall have no duty or liability with respect to the enforcement of this subsection 2.3(b).

          (c) SSB shall submit orders to the Auction Agent writing substantially in the form attached hereto as Exhibit C. SSB shall submit a separate Order to the Auction Agent for each Potential Holder or Existing Holder on whose behalf SSB is submitting an order and shall not net or aggregate the orders of different Potential Holders or Existing Holders on whose behalf SSB is submitting Orders.

          (d) SSB shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit D, of transfers of shares of Preferred Shares made through SSB by an Existing Holder to another Person other than pursuant to an Auction and (ii) a written notice, substantially in the form attached hereto as Exhibit E, of the failure of any shares of Preferred Shares to be transferred to or by any Person that purchased or sold shares of Preferred Shares through SSB pursuant to an Auction. The Auction Agent is not required to accept any such notice for an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day preceding such Auction.

          (e) SSB and other Broker-Dealers may submit orders in Auctions for their own accounts (including Orders for their own accounts where the order is placed beneficially for a customer) unless the Company shall have notified SSB and all other Broker-Dealers that they may no longer do so, in which case Broker-Dealers may continue to submit Hold Orders and Sell Orders for their own accounts.

          (f) SSB agrees to handle its own and its customers' orders in accordance with its duties under applicable securities laws and rules.

     2.4. Notices.
          --------

          (a) On each Auction Date, the Auction Agent shall notify SSB by telephone or other electronic means of the results of the Auction as set forth in paragraph (a) of the Settlement Procedures. By approximately 11:30 A.M. on the Business Day next succeeding such Auction Date, the Auction Agent shall confirm to SSB in writing the disposition of all Orders submitted by SSB in such Auction.

          (b) SSB shall notify each Existing Holder or Potential Holder on whose behalf SSB has submitted an Order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required of SSB pursuant to the Settlement Procedures.

     2.5. Designation of Special Rate Period.
          ----------------------------------

          (a) If the Company delivers to the Auction Agent a notice of the Auction Date for Preferred Shares for a Rate Period thereof that next succeeds a Rate Period that is not a Minimum Rate Period in the form of Exhibit C to the Auction Agency Agreement, the Auction Agent shall deliver such notice to SSB as promptly as practicable after its receipt of such notice from the Company.

          (b) If the Board of Directors of the Company proposes to designate any succeeding Subsequent Rate Period of Preferred Shares as a Special Rate Period and the Company delivers to the Auction Agent a notice of such proposed Special Rate Period in the form of Exhibit D to the Auction Agency Agreement, the Auction Agent shall deliver such notice to SBFM as promptly as practicable after its receipt of such notice from the Company.

          (c) If the Board of Directors of the Company determines to designate such succeeding Subsequent Rate Period as a Special Rate Period, and the Company delivers to the Auction Agent a notice of such Special Rate Period in the form of Exhibit E to the Auction Agency Agreement not later than 11:00 A.M. on the second Business Day next preceding the first day of such proposed Special Rate Period, the Auction Agent shall deliver such notice to SBFM not later than 3:00 P.M. on such second Business Day (or, if the Auction Agent has agreed to a later time or date, as promptly as practicable thereafter).

          (d) If the Company shall deliver to the Auction Agent a notice stating that the Company has determined not to exercise its option to designate such succeeding Subsequent Rate Period as a Special Rate Period with respect to which it has delivered a notice in the form of Exhibit D to the Auction Agency Agreement not later than 11:00 A.M. on the second Business Day next preceding the first day of such proposed Special Rate Period, or shall fail to timely deliver either such notice or a notice in the form of Exhibit E to the Auction Agency Agreement, the Auction Agent shall deliver a notice in the form of Exhibit F to the Auction Agency Agreement to the Broker-Dealers for Preferred Shares not later than 3:00 P.M. on such second Business Day.

     2.6. Allocation of Taxable Income.
          -----------------------------

          If the Company delivers to the Auction Agent a notice in the form of
Exhibit I to the Auction Agent Agreement designating all or a portion of any dividend on shares of Preferred Shares to consist of net capital gains or other income taxable for Federal income tax purposes, the Auction Agent shall deliver such notice to SSB not later than the Business Day following its receipt of such notice from the Company. On or prior to the Auction Date referred to in such notice, SSB will contact each of its customers that SSB believes to be an Existing Holder of shares of Preferred Shares or a Potential Holder interested in submitting an Order with respect to the Auction to be held on such Auction Date, and SSB will notify such customer of the contents of such notice. SSB will be deemed to have contacted and notified such Existing Holders and Potential Holders if, for each such holder, (i) it makes a reasonable effort to contact such holder by telephone, and (ii) upon failing to contact such holder by telephone it mails or sends by telecopy written notification to such holder at the mailing address or telecopy number, as the case may be, indicated in such holder's most recently submitted Master Purchaser's Letter or at such other address or telecopy number as is indicated in the account records of SSB.

          The Auction Agent shall be required to notify SSB within two Business Days after each Auction of the Auction Agent's receipt of notice from the Company that such Auction involves an allocation of income taxable for Federal income tax purposes as to the dollar amount per share of such taxable income and income exempt from Federal income taxation included in the related dividend.

     2.7. Failure to Deposit.
          -------------------

          (a) If: (i) any Failure to Deposit shall have occurred with respect to shares of Preferred Shares during any Rate Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured); and (ii) prior to 12:00 Noon on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured as described in Section 2.6(a) of the Auction Agency Agreement and the Company shall have paid to the Auction Agent a late charge as described in such Section 2.6(a);

then, the Auction Agent shall deliver a notice in the form of Exhibit G to the Auction Agency Agreement by first-class mail, postage prepaid, to SSB not later than one Business Day after its receipt of the payment from the Company curing such Failure to Deposit and such late charge.

          (b) If: (i) any Failure to Deposit shall have occurred with respect to shares of Preferred Shares during any Rate Period thereof (other than any Special Rate Period of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred but has not been cured), and, prior to 12:00 Noon on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured as described in Section 2.6(a) of the Auction Agency Agreement or the Company shall not have paid to the Auction Agent the applicable late charge, if any, described in Section 2.6(a) of the Auction Agency Agreement; or (ii) any Failure to Deposit shall have occurred with respect to shares of Preferred Shares during a Special Rate Period thereof of more than 364 Rate Period Days, or during any Rate Period thereof succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 noon on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured as described in Section 2.6(a) of the Auction Agency Agreement or the Company shall not have paid to the Auction the applicable late charge described in Section 2.6(a) of the Auction Agency Agreement; then the Auction Agent shall deliver a notice in the form of Exhibit H to the Auction Agency Agreement to SSB not later than one Business Day after the receipt of the payment from the Company curing such Failure to Deposit and such late charge.

     2.8. Service Charge to be Paid to SSB.
          ---------------------------------

          On the Business Day next succeeding each Auction Date for Preferred Shares, the Auction Agent shall pay to SSB from moneys received from the Company an amount equal to the product of (a)(i) in the case of any Auction Date immediately preceding a Rate Period of Preferred Shares consisting of 364 Rate Period Days or fewer, or (ii) in the case of any Auction Date immediately preceding the Rate Period of Preferred Shares consisting of more than 364 Rate Period Days, such percentage as may be agreed upon by the Company and SSB with respect to such Rate Period times (b) a fraction, the numerator of which is the number of days in the Rate Period therefor beginning on such Business Day and the denominator of which is 365, times (c) $25,000, times (d) the sum of (i) the aggregate number of shares of Preferred Shares placed by SSB in such Auction that were (A) the subject Of Submitted Bids of Existing Holders submitted by SSB and continued to be held as a result of such submission and (B) the subject of Submitted Bids of Potential Holders submitted by SSB and purchased as a result of such submission plus (ii) the aggregate number of shares of Preferred Shares subject to valid Hold orders (determined in accordance with paragraph (d) of Section 2 of the Auction Procedures) submitted to the Auction Agent by SSB plus (iii) the number of shares of Preferred Shares deemed to be subject to Hold Orders by Holders pursuant to paragraph (c) of Section 2 of the Auction Procedures that were acquired by SSB for its own account or were acquired by such Existing Holders through SSB.

          For purposes of subclause (d)(iii) of the foregoing paragraph, if any Existing Holder who acquired shares of Preferred Shares through SSB transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be SSB; provided,
                                                                       --------
however, that if the transfer was effected by, or if the transferee is, a
-------
Broker-Dealer other than SSB, then such Broker-Dealer shall be the Broker-Dealer for such shares.

     2.9. Settlement.
          ----------

          (a) If any Existing Holder on whose behalf SSB has submitted a Bid or Sell Order for shares of Preferred Shares that was accepted in whole or in part fails to instruct its Agent Member to deliver the shares of Preferred Shares subject to such Bid or Sell Order against payment therefor, SSB shall instruct such Agent Member to deliver such shares against payment therefor and SSB may deliver to the potential Holder on whose behalf SSB submitted a Bid for shares of Preferred Shares that was accepted in whole or in part a number of shares of Preferred Shares that is less than the number of shares of Preferred Shares specified in such Bid to be purchased by such Potential Holder.

          (b) Neither the Auction Agent nor the Company shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder or its respective Agent Member to deliver shares of Preferred Shares or to pay for shares of Preferred Shares sold or purchased pursuant to the Auction Procedures or otherwise.

          (c) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event SSB is an Existing Holder with respect to shares of Preferred Shares and the Auction Procedures provide that SBFM shall be deemed to have submitted a Sell Order in an Auction with respect to such shares if SSB fails to submit an Order in that Auction with respect to such shares, SSB shall have no liability to any Person for failing to sell such shares pursuant to such a deemed Sell Order if (i) such shares were transferred by the beneficial owner thereof without notification of such transfer in compliance with the Auction Procedures or (ii) SSB has indicated to the Auction Agent pursuant to Section 2.2(e) of this Agreement that, according to SSB's records, SSB is not the Existing Holder of such shares.

          (d) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder of shares of Preferred Shares with respect to whom a Broker-Dealer submitted a Bid to the Auction for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of Preferred Shares that have been made in respect of potential Holders' Submitted Bids for shares that have been accepted in whole or in part shall constitute good delivery to such Potential Holders.

          (e) Notwithstanding the foregoing terms of this Section, any delivery or non-delivery of Preferred Shares which represents any departure from the results of an Auction for shares, as determined by the Auction Agent, shall be of no effect for purposes of the registry of Existing Holders maintained by the Auction Agent pursuant to the Auction Agency Agreement unless and until the Auction Agent shall have been notified of such delivery or non-delivery.

          (f) The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.9.

3.   The Auction Agent.
     ------------------

     3.1. Duties and Responsibilities.
          ----------------------------

          (a) The Auction Agent is acting solely as agent for the company hereunder and owes no fiduciary duties to any other Person, other than the Company, by reason of this Agreement.

          (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

          (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

     3.2. Rights of the Auction Agent.
          ----------------------------

          (a) The Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed in good faith by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Company or by a Broker-Dealer. The Auction Agent may record telephone communications with the Broker-Dealers.

          (b) The Auction Agent may consult with counsel of its choice and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

     3.3. Auction Agent's Disclaimer.
          ---------------------------

          The Auction Agent makes no representation as to the validity or adequacy of this Agreement, the Auction Agency Agreement, the Articles Supplementary (which include the Auction Procedures) or the Preferred Shares.

4.   Miscellaneous.
     --------------

     4.1. Termination.
          ------------

          Any party may terminate this Agreement at any time on five days' prior notice to the other parties. This Agreement shall automatically terminate upon the termination of the Auction Agency Agreement.

     4.2. Participant in Securities Depository.
          -------------------------------------

          (a) SSB is, and shall remain for the term of this agreement, a member of, or participant in, the Securities Depository (or an affiliate of such a member or participant).

          (b) SSB represents that it (or if SSB does not act as Agent Member, one of its affiliates) shall make all dividend payments on the Preferred Shares available in same-day funds on each Dividend Payment Date to customers that use SSB or an affiliate of SSB as Agent Member.

     4.3. Communications.
          ---------------

          Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to either party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party, addressed to it, at its address or telecopy number set forth below:

If to the Company,              Intermediate Muni Fund, Inc.
 addressed:                     c/o Smith Barney Fund Management, LLC
                                125 Broad Street
                                New York, New York  10004
                                Attention:
                                Telecopier No.:
                                Telephone No.:

If to SSB,                      Salomon Smith Barney, Inc.
 addressed:                     388 Greenwich Street
                                New York, New York
                                Attention:
                                Telecopier No.:
                                Telephone No.:

If to the Auction               Bankers Trust Company,
 Agent, addressed:              as Auction Agent
                                100 Plaza One
                                6th Floor
                                Jersey City, New Jersey 07311
                                Attention: Auction Rate Securities Group
                                Telecopier No.: 201-593-6447
                                Telephone No.: 201-860-2415

or at such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of SSB by a SSB officer and on behalf of the Auction Agent by an Authorized Officer. SSB may record telephone communications with the Auction Agent.

     4.4. Entire Agreement.
          -----------------

          This Agreement contains the entire agreement among the parties hereto relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties hereto relating to the subject matter hereof.

     4.5. Benefits.
          ---------

          Nothing in this Agreement, express or implied, shall give to any person, other than the Company, the Adviser, the Auction Agent, SSB and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

     4.6. Amendment; Waiver.
          ------------------

          (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. No modification or amendment shall be effective without the written consent of the Company effected thereby.

          (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

          (c) Notwithstanding any provision to the contrary, the Company may, upon five Business Days' notice to the Auction Agent and SSB, amend, alter or repeal any of the provisions contained herein, it being understood that you shall be deemed to have accepted any such amendment, alteration or repeal if, after the expiration of such five Business Day period, you submit an order to the Auction Agent in respect of the Preferred Shares.

     4.7. Successors and Assigns.
          -----------------------

          This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and assigns of each of the Company, the Adviser, the Auction Agent and SBFM.

     4.8. Severability.
          -------------

          If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

     4.9. Execution in Counterparts.
          --------------------------

          This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     4.10. Governing Law.
           --------------

           This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without giving effect to the choice of law provisions thereof.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                   INTERMEDIATE MUNI FUND, INC.

                                   By:
                                        ----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------


                                   BANKERS TRUST COMPANY, as Auction Agent

                                   By:
                                        ----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------


                                   SALOMON SMITH BARNEY, INC.

                                   By:
                                        ----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------

                                                                       EXHIBIT A
                                                                       ---------

                             ARTICLES SUPPLEMENTARY

                                                                       EXHIBIT B
                                                                       ---------

                              SETTLEMENT PROCEDURES

                              SETTLEMENT PROCEDURES

          Capitalized terms used herein have the respective meanings specified in the forepart of this Prospectus or the Glossary, as the case may be.

          (a) On each Auction Date, the Auction Agent shall notify by telephone the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Holder or Potential Holder of:

          (i)   the Applicable Rate fixed for the next succeeding Rate Period;

          (ii) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

          (iii) if such Broker-Dealer submitted a Bid or a Sell order on behalf of an Existing Holder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the number of shares, if any, of Preferred Shares then outstanding to be sold by such Existing Holder;

          (iv) if such Broker-Dealer submitted a Bid on behalf of a Potential Holder, whether such Bid was accepted or rejected, in whole or in part, and the number of shares, if any, of Preferred Shares to be purchased by such Potential Holder;

          (v) if the aggregate number of shares of Preferred Shares to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted Bids or Sell orders exceeds the aggregate number of shares of Preferred Shares to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more other Broker-Dealers (and the Agent member, if any, of each such other Broker-Dealer) and the number of shares of Preferred Shares to be (x) purchased from one or more Existing Holders on whose behalf such other Broker-Dealers submitted Bids or Sell Orders or (y) sold to one or more Potential Holders on whose behalf such other Broker-Dealers submitted Bids; and

          (vi)  the scheduled Auction Date of the next succeeding Auction.

          (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder shall:

          (i) advise each Existing Holder and Potential Holder on whose behalf such Broker-Dealer submitted a Bid or Sell Order whether such Bid or Sell Order was accepted or rejected, in whole or in part;

          (ii) instruct each Potential Holder on whose behalf such Broker-Dealersubmitted a Bid that was accepted, in whole or in part, to instruct such Bidder's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities

     Depository the amount necessary to purchase the number of shares of Preferred Shares to be purchased pursuant to such Bid against receipt of such shares;

          (iii) instruct each Existing Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, or a Sell Order that was accepted, in whole or in part, to instruct such Bidder's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of shares of Preferred Shares to be sold pursuant to such Bid or Sell Order against payment therefor;

           (iv) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order and each Potential Holder on whose behalf such Broker-Dealer submitted a Bid of the Applicable Rate for the next succeeding Rate Period;

            (v) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order of the Auction Date of the next succeeding Auction; and

           (vi) advise each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date of the next succeeding Auction.

            (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell order shall allocate any funds received by it pursuant to paragraph (b)(ii) above, and any shares of Preferred Shares received by it pursuant to paragraph (b)(iii) above, among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Holders, if any, on whose behalf such Broker-Dealer submitted Bids or Sell orders, and any Broker-Dealers identified to it by the Auction Agent pursuant to paragraph a(v) above.

            (d) On the Business Day after the Auction Date, the securities Depository shall execute the transactions described above, debiting and crediting the accounts of the respective Agent Members as necessary to effect the purchases and sale of shares of Preferred Shares as determined in the Auction for such series.

            (e) Any delivery or nondelivery of shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agency Agreement and the Broker-Dealer Agreement.

                                                                       EXHIBIT C
                                                                       ---------

                   (Submit only one Order on this Order form)

                          INTERMEDIATE MUNI FUND, INC.
                AUCTION RATE CUMULATIVE PREFERRED STOCK, SERIES M
                              ("Preferred Shares")

ORDER FORM
                                                      __________________________
                                                           (Date of Auction)
To: Bankers Trust Company
    [Address]
    Attention:  [___________________]

          The undersigned Broker-Dealer submits the following order on behalf of the Bidder listed below:

          Name of Bidder: _________________________________________

          Bidder places the Order listed below covering the number of shares indicated (complete only one blank):

          _______ shares now held by Bidder (an Existing Holder), and the order is a (check one):

          [_}     Hold Order; or
                              --

          [_]     Bid at a rate of _______%; or

          [_]     Sell Order;

                                      -or-

          _______ shares not now held by Bidder (a Potential Holder), and the Order is a:

          Bid at a rate of _____%.

Notes:

(1) If submitting more than one Order for one Bidder, use additional Order forms.

(2) If one or more orders covering in the aggregate more than the number of outstanding shares of Preferred Shares held by any Existing Holder are submitted, such Orders shall be considered valid in the order of priority set forth in the Auction Procedures.

(3) A Hold order may be placed only by an Existing Holder covering a number of shares of Preferred Shares not greater than the number of Shares of Preferred Shares currently held by such Existing Holder.

(4)  Potential Holders may make only Bids, each of which must specify a rate. If
                                ----
     more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified.

(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%) .

(6)  An Order submitted must cover only whole shares of Preferred Shares.

          Name of Broker-Dealer:

                                           By:
                                               ---------------------------------

                                                                       EXHIBIT D
                                                                       ---------

                       (To be used only for transfers made
                       other than pursuant to an Auction)

                          INTERMEDIATE MUNI FUND, INC.

                AUCTION RATE CUMULATIVE PREFERRED STOCK, SERIES M
                              ("Preferred Shares")

                                  TRANSFER FORM

We are (check one):

          [_] the Existing Holder named below;

          [_] the Broker-Dealer named below; or

          [_] the Agent Member for such Existing Holder.

We hereby notify YOU that such Existing Holder has transferred ____________ shares of Preferred Shares to:

Name/Social Security or Tax ID. No.:
                                    --------------------------------------------
Address:
                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------



                                          --------------------------------------
                                          (Name of Existing Holder)


                                          --------------------------------------
                                          (Name of Broker-Dealer)


                                          --------------------------------------
                                          (Name of Agent Member)


                                          By:
                                              ----------------------------------
                                          Printed Name:
                                          Title:

                                                                       EXHIBIT E
                                                                       ---------

               (To be used only for failures to deliver shares of
                  Preferred Shares sold pursuant to an Auction)

                          INTERMEDIATE MUNI FUND, INC.

                AUCTION RATE CUMULATIVE PREFERRED STOCK, SERIES M
                              ("Preferred Shares")

                         NOTICE OF A FAILURE TO DELIVER

Complete either I or II
-----------------------

     I. We are a Broker-Dealer for ________________________ (the "Purchaser"), which purchased ____________ shares of Preferred Shares (the "Purchased Shares") in the Auction held on ____________ from the seller of such shares.

     II. We are a Broker-Dealer for ________________________ (the "Seller"), which sold ____________ shares of Preferred Shares (the "Sold Shares") in the Auction held on ____________ to the purchaser of such shares.

We hereby notify you that (check one)--

     [_]   the Seller failed to deliver the Purchased Shares to the Purchaser

     [_] the Purchaser failed to make payment to the Seller upon delivery of the Sold Shares

                                             -----------------------------------
                                             (Name of Broker-Dealer)

                                             By:
                                                --------------------------------
                                             Printed Name:
                                             Title:

                                       E-1